EXHIBIT 21.1

Legal Entities	Jurisdiction

D-R Holdings (France) S.A.S	France
D-R Holdings (Germany) GmbH	Germany
D-R Holdings (U.K.) Limited	United Kingdom
D-R Holdings Norway AS	Norway
D-R International Sales LLC	Cayman Islands
D-R Luxembourg Holding 1, S.A.R.L	Luxembourg
D-R Luxembourg Holding 2, S.A.R.L	Luxembourg
D-R Steam LLC	United States of America
Dresser-Rand (Nigeria) Ltd.	Nigeria
Dresser-Rand (Thailand) Limited	Thailand
Dresser-Rand (U.K.) Limited	United Kingdom
Dresser-Rand Arabia	Saudi Arabia
Dresser-Rand AS	Norway
Dresser-Rand Asia Pacific Sdn. Bhd.	Malaysia
Dresser-Rand B.V.	Netherlands
Dresser-Rand Canada, Inc.	Canada
Dresser-Rand CIS	Moscow
Dresser-Rand Colombia Ltda.	Colombia
Dresser-Rand Comercio e Industria Ltda.	Brazil
Dresser-Rand Company	United States of America
Dresser-Rand Company Ltd.	United Kingdom
Dresser-Rand Czech, spol. s.r.o	Czech Republic
Dresser-Rand de Mexico S.A. de C.V.	Mexico
Dresser-Rand de Venezuela, S.A.	Venezuela
Dresser-Rand do Brasil, Ltda.	Brazil
Dresser-Rand China	China
Dresser-Rand Global Services, Inc.	United States of America
Dresser-Rand GmbH	Germany
Dresser-Rand Holding (Delaware) LLC	United States of America
Dresser-Rand India Private Limited	India
Dresser-Rand International B.V.	Netherlands
Dresser-Rand International Inc.	United States of America
Dresser-Rand Italia S.r.l	Italy
Dresser-Rand Japan Ltd.	Japan
Dresser-Rand LLC	United States of America
Dresser-Rand Machinery Repair Belgie N.V.	Belgium
Dresser-Rand Nadrowski GmbH	Germany
Dresser-Rand Overseas Sales Company Limited	United States of America
Dresser-Rand Power LLC	United States of America
Dresser-Rand Property (Pty) Ltd.	South Africa
Dresser-Rand S.A.	France
Dresser-Rand Sales Company S.A.	Switzerland
Dresser-Rand Service Centre (Pty) Ltd.	South Africa
Dresser-Rand Services B.V.	Netherlands
Dresser-Rand Services, Inc.	United States of America
Dresser-Rand Services, LLC	United States of America
Dresser-Rand Services, S. de R.L. de C.V.	Mexico
Dresser-Rand Services, S.a.r.l	Switzerland
Dresser-Rand Southern Africa (Pty) Ltd.	South Africa
Dresser-Rand Trinidad & Tobago Limited	Trinidad & Tobago
PT Dresser-Rand Services Indonesia	Indonesia
Turbodyne Electric Power Corporation	United States of America